EXHIBIT 23.1

                              ACCOUNTANT'S CONSENT





Board of Directors
Peoples Bancorporation, Inc.



We consent to the use in the Registration Statement on Form S-1 of Peoples Bancorporation, Inc., relating to the registration of up to 400,000 shares of its common stock, of our report dated January 9, 1998, which is included in Peoples Bancorporation, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.



                                                   Elliott, Davis & Company, LLP


Greenville, South Carolina
June 1, 1998